UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934 (Amendment No. ___)

Check the appropriate box:
[X]	Preliminary Information Statement
[ ]	Confidential - For Use of the Commission Only (as permitted by Rule 14a-5(d)(2))
[ ]	Definitive Information Statement

US Biodefense, Inc.
(Name of Registrant as Specified in its Charter)

Registrant
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

US BIODEFENSE, INC.
375 South 6th Avenue
City of Industry, California 91746

Notice of Action by Written Consent of Shareholders to be Effective September 27, 2007

Dear Stockholder:

The purpose of this information statement is to inform the holders of record of shares of our common stock as of the close of business on the record date, September 7, 2007, that our board of directors has recommended, and that the holder of the majority of our capital stock intends to vote on September 27, 2007 in favor of a resolution which will grant us the authority to distribute the shares we own in our wholly-owned subsidiary, Emergency Disaster Systems,
Inc., to our shareholders.

The corporate action is expected to be taken by consent of the holders of a majority of the shares outstanding, pursuant to Nevada law. We have a consenting stockholder, David Chin, our President and Director, who holds
37,292,119 shares of our common stock. Each share of our common stock is entitled to one vote on all matters brought before the stockholders. Therefore, Mr. Chin will have the power to vote 37,292,119 shares of our common stock, which number exceeds the majority of the 60,304,047 issued and outstanding shares of our common stock on the record date. Mr. Chin is expected vote in favor of granting us the proposed authority to conduct the distribution of
Emergency Disaster Systems, Inc. common stock to our shareholders. Mr. Chin will have the power to pass the proposed corporate actions without the concurrence of any of our other stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Proxies are not being solicited because a stockholder holding a majority of our issued and outstanding voting common stock holds enough shares to effect the proposed actions and has indicated his intention to vote in favor of the proposals contained herein.

/s/ David Chin
David Chin
President
Chief Executive Officer

City of Industry, California
August 27, 2007

US BIODEFENSE, INC.
375 South 6th Avenue
City of Industry, California 91746

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

General Information

This information statement is furnished to the holders of record at the close of business on September 4, 2007, the record date, of the outstanding common stock of US Biodefense, Inc., pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, in connection with an action which the holder of the majority of the votes of our stock intends to take on September 24, 2007 to grant us the authority to distribute the shares we own in our wholly-owned subsidiary, Emergency Disaster Systems, Inc., to our shareholders.

Dissenters' Right of Appraisal

The Utah Revised Business Corporation Act does not provide for shareholders’ rights of dissenter with regard to the heretofore proposed actions.

Voting Securities

In accordance with our bylaws, our board of directors has fixed the close of business on September 4, 2007 as the record date for determining the stockholders entitled to notice of the above noted action. The approval of the proposed action to distribute our ownership of our wholly-owned subsidiary, Emergency Disaster Systems, Inc., to our shareholders requires the affirmative vote of a majority of the shares of our common stock issued and outstanding at the time the vote is taken. The quorum necessary to conduct business of the stockholders consists of a majority of the common stock issued and outstanding as of the record date.

As of the record date, 60,304,047 shares of our common stock were issued and outstanding. We have a consenting stockholder, Mr. David Chin, our President and Director, who holds 37,292,119 shares of our common stock. Each share of our common stock is entitled to one vote on all matters brought before the stockholders.
Therefore, Mr. Chin will have the power to vote 37,292,119 shares of the common stock, which number exceeds the majority of the 60,304,047 issued and outstanding shares of our common stock on the record date.

Mr. Chin will vote in favor of the proposed grant of authority to the board with respect to the distribution of our ownership in EDS to our shareholders. Mr. Chin will have the power to pass the proposed corporate actions without the concurrence of any of our other stockholders.

PROPOSAL

DISTRIBUTE THE SHARES OF EMERGENCY DISASTER SYSTEMS
TO SHAREHOLDERS OF US BIODEFENSE

Our board of directors has adopted a resolution to seek stockholder approval for authority to distribute the
600,000 shares of Emergency Disaster Systems that we own to our shareholders. The ratio at which the distribution is expected to take place, that the board of directors approved and deemed advisable, and for which it is seeking stockholder approval, is for every approximately 100 shares of US Biodefense you own, you will receive one share of
Emergency Disaster Systems. After the distribution of EDS shares to our shareholders, we will no longer own any shares in EDS.

A shareholder possessing a majority of our voting common stock has expressed that he will vote in favor of the proposal. Therefore, we expect this action to be authorized without the concurrence of any of our other stockholders.

The distribution will not affect the registration of our common stock under the Securities Exchange Act of
1934, as amended, nor will it change our periodic reporting and other obligations thereunder. The voting and other rights of the holders of our common stock would not be affected by the distribution. For example, a holder of 0.5 percent of the voting power of the outstanding shares of our common stock immediately prior to the distribution would continue to hold 0.5 percent of the voting power of the outstanding shares of our common stock after the distribution.
The number of stockholders of record would not be affected by the distribution.

Stockholders should note that the effect of the distribution upon the market price for our common stock cannot be accurately predicted. In particular, there is no assurance that prices for shares of our common stock after the distribution will not be less than the current market price for our shares of common stock immediately prior to the distribution. Furthermore, there can be no assurance that the market price of our common stock immediately after the distribution will be maintained for any period of time. Moreover, because some investors may view the distribution negatively, there can be no assurance that the split will not adversely impact the market price of our common stock or, alternatively, that the market price following the distribution will either exceed or remain in excess of the current market price.

There is no public market for the common stock of EDS. The current and potential market for EDS’ common stock is limited. In the absence of being listed, no market is available for holders of EDS common stock to sell their shares. We cannot guarantee that a meaningful trading market will develop.

If the stock of EDS ever becomes tradable, of which we cannot guarantee success, the trading price of its common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond management’s control. In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of the stock of EDS.

All of the outstanding shares of common stock of EDS, are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a one year holding period for such restricted securities may sell, within any three month period
(provided EDS is current in its reporting obligations under the Exchange Act) subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company’s outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale. Sales of shares by EDS shareholders, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of EDS’ common stock in any market that might develop.

Effective Date

If the proposed distribution of shares of EDS is approved, the action would become effective as of 5:00 p.m.
Pacific Standard Time on September 24, 2007. All shareholders of our common stock of record as of September 4,
2007 will receive, automatically and without any action on the part of the stockholders, shares in EDS at the above-
specified ratio.

Vote Required

The affirmative vote of a majority of the total number of shares of our issued and outstanding capital stock is required to approve the grant of authority to our directors to implement the forward stock split.

The board of directors recommends a vote FOR approval of the grant of authority to our directors to implement the forward stock split.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth as of July 31, 2007, certain information regarding the beneficial ownership of our common stock by:

1. Each person who is known us to be the beneficial owner of more than 5% of the common stock,

2. Each of our directors and executive officers and

3. All of our directors and executive officers as a group.

Except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, except to the extent such power may be shared with a spouse. No change in control is currently being contemplated.

	Name and Address	Amount and Nature	% of
Title of Class	of Beneficial Owner	of Beneficial Owner	Class

Common Stock	David Chin, President	37,292,119	61.8%
	375 South 6th Avenue
	City of Industry, California 91746

	Officers and Directors (1)	37,292,119	61.8%

EXECUTIVE COMPENSATION

Summary Compensation Table

The Company does not have employment agreements with its executive officers. The Company has yet to determine the appropriate terms needed for the creation of employment agreements for its officers. There has been no discussion with any of the Company’s officers regarding any potential terms of these agreements, nor have such terms been determined with any specificity. The Company has no proposal, understanding or arrangement concerning accrued earnings to be paid in the future. In the meanwhile, none of the Company’s executive officers have been drawing salaries since they were appointed to their positions.

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
	------------------------------				---------------------------------------------------------------------
				Other	Restricted			All
				Annual	Stock	Securities	LTIP	Other
Name and			Bonus	Compens	Awards	Underlying	Payouts	Compens
Principal Position	Year	Salary ($)	($)	ation ($)	($)	Options (#)	($)	ation ($)

David Chin	2007	0	0	0	80,000	0	0	0
President	2006	4,000	0	0	0	0	0	0
	2005	12,000	0	0	0	0	0	0

Directors’ Compensation

The Company has no formal or informal arrangements or agreements to compensate its directors for services they provide as directors of the Company.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH
SECTION 16(A) OF THE EXCHANGE ACT

The following table sets forth certain information with respect to each of our executive officers or directors.

NAME	AGE	POSITION	PERIOD SERVING	TERM

David Chin	38	President, CEO and Director	November 2006-2007	1 year

Directors, Executive Officers and Significant Employees

Set forth below are summary descriptions containing the name of the Company’s interim director and officer, and the business and educational experience of each during at least the last five years:

David Chin attended the University of Irvine from 1988 to 1993, studying general education, management and business. Since 1996 Mr. Chin has successful built a start up company involved with vocation training with
$100,000 dollars in revenue in 1996 to $2 million in 2002. Currently Mr. Chin serves as Director, Chairman,
President, and CEO of Camino Real Career School.

David Chin’s Business Experience:

2002 – 2005: President of Financialnewsusa.com Inc., 13674 E. Valley Blvd, City of Industry, CA
91746
1996 – Present: President and Founder of Camino Real Career School, 13674 E. Valley Blvd., La
Puente, CA 91746.

Board Committees

The Company currently has no compensation committee or other board committee performing equivalent functions. Currently, all members of the Company’s board of directors participate in discussions concerning executive officer compensation.

Involvement on Certain Material Legal Proceedings During the Last Five Years

No director, officer, significant employee or consultant has been convicted in a criminal proceeding, exclusive of traffic violations.

No bankruptcy petitions have been filed by or against any business or property of any director, officer, significant employee or consultant of the Company nor has any bankruptcy petition been filed against a partnership or business association where these persons were general partners or executive officers.

No director, officer, significant employee or consultant has been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

No director, officer or significant employee has been convicted of violating a federal or state securities or commodities law.

COPIES OF ANNUAL AND QUARTERLY REPORTS

We will furnish a copy of our Annual Report on Form 10-KSB for the year ended November 30, 2007 all subsequent Quarterly Reports on Form 10-QSB and any exhibit referred to therein without charge to each person to whom this information statement is delivered upon written or oral request by first class mail or other equally prompt means within one business day of receipt of such request. Any request should be directed to our corporate secretary at:
375 South 6th Avenue, City of Industry, California 91746.